                                                                  Exhibit 10.20


                           SOFTWARE LICENSE AGREEMENT

         This Agreement is entered into on August 1, 1997 by and between Duke University, a North Carolina educational institution located in Durham, North Carolina ("Duke"), and Vital Images, Inc., a corporation with its principal place of business at 3100 West Lake Street, Minneapolis, Minnesota ("Licensee").



1. Definition of Terms.

   a) Licensed Software. The term "Licensed Software" means software identified as the DICOM Client Library as described in detail in Exhibit A, and any subsequent Updates and Enhancements thereto furnished to Licensee by Duke under this Agreement. "Licensed Software" does not include Source Code or Server Software, as defined below, except as explicitly stated in this agreement.

   b) Source Code. The term "Source Code" means the source code to be delivered by Duke pursuant to this Agreement which corresponds to the Licensed Software, and will allow Licensee to produce the compiled version of the Licensed Software.

   c) Server Software. The term "Server Software" means software provided by Duke whose primary function is to manage, store and transmit images under DICOM standards on central servers, routers or archive systems, but shall not include any software provided by Duke that is necessary for Licensee to exercise its rights to use, market, distribute and sell Licensed Software in accordance with this Agreement.

   d) Field. The term "Field" shall mean the display of medical imaging data on computer workstations, including but not limited to research, development, marketing, sales, maintenance and support of software and hardware products for the visualization of medical imaging data. Field shall not include medical image management, storage or transmission on central servers, routers or archive systems or products and systems whose primary function is to provide such management, storage or transmission.

   e) Licensed Products. The term "Licensed Products" shall mean products for use in the Field, which incorporate the Licensed Software to which Licensee has acquired commercial rights through this Agreement, developed either through its own internal efforts, or from third parties, such as but not limited to, through development agreements with other companies.

   f) Documentation. The term "Documentation" means any support material supplied by Duke with the Licensed Software or Source Code which describes the operation or structure of the Licensed Software or Source Code, the design, testing and other aspects of the Licensed Software or Source Code, or tells how to install and use the Licensed Software or Source Code.

   g) Updates. The term "Updates" means all bug fixes, changes, modifications, and improvements to the Licensed Software which affect its operating performance or efficiency, but which do not alter the basic functions described in Exhibit A.

   h) Enhancements. The term "Enhancements" means all changes and additions to the Licensed Software which render it capable of performing additional basic functions in the Field that were not provided by the Licensed Software originally supplied under this Agreement.

2. License Grant. Duke grants to Licensee a fully paid-up, non-exclusive, world-wide license to use, market, distribute and sell Licensed Software incorporated into Licensed Products.

3. Limited Rights to Source Code. Duke grants to Licensee a limited, fully paid-up, non-exclusive license to the Source Code upon which the Licensed Software is based solely for Licensee's internal use in making Updates and Enhancements to the Licensed Software. Licensee shall not have the right to sell, license, disclose, or otherwise distribute the Source code to others, or to use the Source Code to develop or design products outside the Field.

4. Limited Rights to Server Software. Duke grants to Licensee a limited, fully paid-up, non-exclusive license to the Server Software solely for Licensee's internal use in developing, evaluating and testing Licensed Software and Source Code. Licensee shall not have the right to sell, license, disclose, or otherwise distribute the Server Software to others, to use it as the basis for new products, or to include the Server Software in Licensee's products.

5. Royalty payment. Licensee agrees to pay Duke a single royalty payment of seventy five thousand dollars ($75,000), which payment shall be due thirty
    (30) days after delivery of Source Code to Licensee.

6. Sublicenses. The Licensee may not grant sublicenses to the Licensed Software, except that Licensee may grant sublicenses to third parties in connection with its normal business of developing, marketing, distributing, supporting, and selling Licensed Products, including conducting such activities through direct sales channels, indirect sales channels (dealers and distributors), and OEM's. Licensee may not grant sublicenses of any type to Source Code.

7. Right to Copy Licensed Software and Documentation. Licensee may make such copies of the Licensed Software and Documentation as are necessary for its sales, marketing and development purposes so long as such use does not violate the Confidentiality provisions of this Agreement.

8. Delivery.Licensee acknowledges that it has already received the Licensed Software, Server Software and Documentation in an acceptable form. The Source Code shall be delivered to Licensee within ____ days of the date of this Agreement.

9. Term. The licenses granted to Vital Images herein, and the other rights and obligations of the parties under this Agreement, shall commence on date of this Agreement, and shall continue indefinitely unless terminated under the provisions of Article 24 of this Agreement.

10. Due Diligence. The Licensee shall use commercially reasonable efforts to bring products to market which incorporate the Licensed Software, and to pursue required government approvals. During the term of this Agreement, Licensee will maintain an active program of developing, marketing, maintaining, selling, licensing or servicing Licensed Products. If during the term of this Agreement, Licensee shall cease to actively support, maintain, market, or sell Licensed Products, then the Licensee will be considered to have breached this Agreement, and such breach shall be grounds for termination as provided in Article 24 of this Agreement.

11. Taxes. Licensee shall pay all taxes (local, state and federal), including all sales and use taxes, which may now or hereafter be imposed upon this license, or the possession or use of the Licensed Software; provided, however, that Duke shall be responsible for any income tax liability incurred by Duke for royalties or other income received by Duke under this Agreement.

12. Ownershipof Software. Duke represents that it is the sole and exclusive owner of the Licensed Software, Server Software, Source Code, and the Documentation. Licensee acknowledges that it has no rights in the Licensed Software, Server Software, Source Code or Documentation except those expressly granted by this Agreement, and that the Licensed Software, Server Software, Source Code and Documentation shall not be used in any way not specifically allowed by this Agreement. Duke acknowledges that any Upgrades and Enhancements made by Licensee are the property of Licensee, and that Duke's rights to such Upgrades or Enhancements are limited to those rights granted in Article 15 of this Agreement. Licensee acknowledges that any Upgrades and Enhancements made by Duke are the property of Duke, and that Licensee's rights to such Upgrades or Enhancements are limited to those rights granted in Articles 13 and 14 of this Agreement.

13. Software Updates and Enhancements. If Duke releases any Updates or Enhancements to the Licensed Software during the first year of this License, then those Updates or Enhancements, and associated revised Source Code, will be furnished to Licensee at no additional cost. Thereafter, Duke will continue to furnish any Updates or Enhancements released for a reasonable fee to be negotiated in good faith. Duke's obligation to provide Updates and Enhancements shall be subject to any restrictions placed upon Duke by its obligations to others.

14. Requests for Updates and Enhancements. Licensee may from time to time, and at its option, find it desirable to ask Duke to develop Updates or Enhancements to the Licensed Software. Upon receiving such request, Duke will provide Licensee with timelines and a budget for doing the work. If Licensee accepts Duke's proposal, then Duke will proceed to develop, evaluate and document the necessary modifications to the Licensed Software, and Licensee will reimburse Duke for all direct and indirect costs incurred in the performance of that research. Updates or Enhancements developed by Duke with Licensee's funding will be incorporated into this Agreement without additional fee from Licensee, unless otherwise agreed by the parties, and Duke will provide the Licensee with the Source code associated with such Updates or Enhancements.

15. Licensee Updates and Enhancements. Licensee shall have the right to modify the Licensed Software and Source Code in order to make Updates or Enhancements for use in Licensed Products. Licensee shall provide Duke with copies of all such Updates and Enhancements to the Licensed Software including associated revised Source Code. Duke is hereby granted a paid-up, royalty free, non-exclusive license to use Licensee Updates and to incorporate them into software for its own internal purposes or in software which it may license to others. Duke is hereby granted a paid-up, royalty free, non-exclusive license to use Licensee Enhancements for its own internal purposes and to incorporate them into software for such internal purposes only. Duke may not provide Licensee Enhancements to third parties without the written consent of Licensee which may include compensation to Licensee. Licensee's obligation to provide Updates and Enhancements to Duke shall be subject to any restrictions placed upon Licensee by its obligations to others. Updates and Enhancements provided by Licensee to Duke will be provided to Duke without any representations or warranties as to the performance or safety of the Updates and Enhancements.

16. Confidential Information. "CONFIDENTIAL INFORMATION" will mean all information provided by one party to the other and clearly identified as "Confidential" by the transmitting party at the time of disclosure, including the terms of this agreement. If such transmittal occurs orally, the transmitting party will promptly reduce such transmittal in writing, mark and identify it as confidential, and promptly provide such record to the other party. Specifically excepted from this is all information that:
    (a) was previously known by the receiving party; (b) is publicly disclosed except by breach of this AGREEMENT either prior to or subsequent to the receiving party's receipt of such information; (c) is rightfully received by the receiving party without an express obligation of confidence; (d) is documented by contemporaneous, written records to have been independently developed by personnel of either party without use of CONFIDENTIAL INFORMATION provided by the other; or (e) is disclosed pursuant to any judicial or government request, requirement or order, provided that the disclosing party takes reasonable steps to provide the other party with sufficient prior notice in order to allow the other party to contest such request, requirement or order. The recipient of CONFIDENTIAL INFORMATION will exert its reasonable best efforts to protect the confidential nature of the information and will not disclose it to any third party without authorization from the other party. This provision shall remain in effect for five (5) years following disclosure of any CONFIDENTIAL INFORMATION except in the case of Source Code which will be protected in accordance with
    Article 17 of this Agreement. Duke recognizes the need of the Company to provide its customers, dealers, agents and OEM's with sufficient documentation and information to support training, operation, development, marketing, selling and maintenance of the Licensed Products, and Licensee shall be free to provide CONFIDENTIAL INFORMATION, except Source Code, for such purposes after entering into a written confidentiality agreement with the third party containing terms at least as restrictive as those in this provision. Duke acknowledges that Licensed Software and the user and maintenance instructions for the Licensed Software are not CONFIDENTIAL INFORMATION except for those portions of the Documentation that Duke has explicitly indicated to be Confidential.

17. Confidentiality of Source Code. Licensee acknowledges Duke's claim that the Source Code is a valuable confidential property of Duke and is an unpublished works on which Duke holds the sole and exclusive copyright. Licensee agrees to maintain and protect the confidentiality of the Source Code and not to disclose it or use it for any purpose not contemplated by this Agreement. Licensee agrees to formulate and adopt appropriate safeguards, in light of its own operating activities, including, but not limited to, a) limiting access to only those employees actively involved in making Updates or Enhancements to the Licensed Software as allowed by this Agreement, b) making no more copies of the source code than strictly necessary for such activities, c) maintaining documentation of those who have access to the source code, d) not using the source code for any purpose other than making Updates or Enhancements for incorporation into Licensed Products as allowed by this Agreement, and e) instituting such other measures as Licensee would take to protect it's own proprietary information. Notwithstanding the provisions of Article 3 of this Agreement,

    Licensee may, on a need-to-know basis and only as necessary for Licensee's internal development purposes or as may be required for regulatory approval for Licensed Products, disclose portions of the Source Code to its consultants who have entered into written confidentiality agreements with Licensee containing provisions at least as restrictive as those in this Agreement. Licensee shall immediately notify Duke of any information which comes to its attention which indicates that there has been any loss of confidentiality of the Source Code and immediately take steps to rectify such loss.

18. Copyright Notices. Licensee shall include Duke's copyright, and confidentiality notices on all of its copies of the Licensed Software and Source Code, and on all tangible media, such as tapes, disks, or diskettes, upon which such copies are stored, in a manner consistent with notices on materials received from Duke. Licensee shall include appropriate notices on Licensed Products to protect the copyright in the Licensed Software incorporated therein.

19. Installation, Maintenance and Training. Duke agrees to provide reasonable advice to Licensee on the installation, maintenance and operation of the Licensed Software, and on the structure of the Source Code. Duke will have no obligation to provide direct user support, training or maintenance for the Licensed Software or Licensed Products, or to provide any programming services to make Updates or Enhancements to the Licensed Software.

20. Warranty and Limitations.

    a) Licensed Software and Documentation. Licensee acknowledges that it has received the Licensed Software, Server Software, and Documentation (not including the Source Code), found it to be acceptable, and agrees not to make any claims against Duke based upon the performance of the Licensed Software, Server Software, or adequacy of the Documentation.

    b) Source Code. Duke warrants that the Source Code to be delivered to Licensee will include code necessary to compile and produce the Licensed Software.

    c) Licensee's Remedy. In the event that the Source Code fails to perform as warranted, as Licensee's sole and exclusive remedy, Duke shall, within a reasonable time, provide all reasonable programming services to incorporate any missing or defective functions.

    d) Warranty Period. This warranty shall be effective for the term of six (6) months after the date of this Agreement ("Warranty Period"). All claims must be made by Licensee within this Warranty Period.

    e) Conditions Voiding Warranty. This warranty shall apply only to Source Code that has not been modified by Licensee, and shall not apply to Updates or Enhancements whether made by Licensee or Duke.

    f) LIMITATIONS OF WARRANTY. THE FOREGOING WARRANTY IS THE ONLY WARRANTY MADE BY DUKE. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED. Duke does not warrant the usefulness, accuracy, or safety of the Licensed Software. Duke represents that to the best of its knowledge as of the date of this Agreement that the Software and technical information provided therewith does not infringe rights of third parties.

21. Indemnification and Insurance.

    a) Licensee agrees to indemnify, hold harmless and defend Duke, its officers, trustees, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of Licensee's use of the Licensed Software or Licensee's products incorporating the Licensed Software. Notwithstanding the foregoing, the Licensee shall not be responsible for the negligence or intentional wrongdoing of Duke, or for claims based upon copyright or patent infringement by the Licensed Software.

    b) Licensee shall maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in an amount reasonably sufficient to protect against liability under this provision. Duke shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.

    c) Duke shall have no obligation, express or implied, to supervise, monitor, review or otherwise assume responsibility for the production, manufacture, testing, marketing or sale of any product based upon the Licensed Software, and Duke shall have no liability whatsoever to Licensee or any third parties for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon Licensee or any other person or entity, arising out of or in connection with or resulting from:

       i) the production, use, or sale of any product based upon or incorporating the Licensed Software;

       ii) the use of any Licensed Software, Server Software, Source Code, or Documentation; or

       iii) any advertising or other promotional activities with respect to any of the foregoing.

       Notwithstanding the foregoing, the Licensee shall not be responsible for the negligence or intentional wrongdoing of Duke, or for claims based upon copyright or patent infringement by the Licensed Software.

22. Use of Name. The Licensee will not use Duke's name or the name of Duke's employees in advertising or publicity without Duke's prior written consent, such consent not to be unreasonably withheld, such as in regulatory disclosure requirements for the Licensee. The Licensee will not represent that any product is endorsed by Duke.

23. Reserved Rights. Duke reserves the right to use the Licensed Software and Updates and Enhancements created by Duke for its own teaching, research, and clinical purposes, and to grant licenses to third parties. Duke reserves the full right to decide any matters regarding publication of results generated by research conducted at Duke.

24. Termination. The Licensee may terminate this license by giving Duke a ninety
    (90) day notice. Duke may terminate only for cause. In the event Licensee breaches any of the material terms of this Agreement including those of Confidentiality, Duke may, at any time thereafter, give written notice of the breach to Licensee, and demand that the same be cured. In the event that such breach is not cured within ninety (90) days after notice, this Agreement shall terminate after a Transition Period. Notwithstanding the foregoing, in the event Licensee breaches any of its material obligations regarding protection of the Source Code, Duke, in addition to all other legal remedies available, shall have the right to give immediate notice of termination which shall be effective after a Transition Period. In the event of termination due to breach by Licensee, Duke shall grant Licensee a six month "Termination Period" during which Licensee's rights under this agreement will continue for the purpose of allowing Licensee to seek a replacement for the Licensed Software and to transition its customer base to a new product. This Agreement shall terminate immediately after the Termination Period. Not withstanding the foregoing, this Agreement shall immediately terminate upon the dissolution or liquidation of Licensee, or if Licensee shall cease to exist as an active business except in connection with a business combination of Licensee and assignment of this Agreement in accordance with Article 26 of this Agreement.

25. Events Upon Termination. Upon the termination of this Agreement, Licensee agrees to immediately terminate its use of the Licensed Software, Server Software and Documentation, and to return to Duke all copies of the Source Code, Server Software and Documentation. Licensee shall thereafter make no further use of the Licensed Software, Server Software, Documentation, or Source Code. Notwithstanding the foregoing, Termination shall not affect the rights of Licensee's customers to continue to use Licensed Software incorporated into Licensed Products sold or licensed by Licensee prior to the date of Termination. Licensee may retain one copy of the Licensed Software and Documentation related thereto for the sole purpose of providing support to these customers. Termination of this Agreement shall not relieve either party of the obligations arising hereunder before termination, including the responsibility for paying previously accrued licensee fees and the responsibility for not disclosing the Source Code or Confidential Information.

26. Assignment. This Agreement may not be assigned by Licensee to any other person, firm, or corporation without the express written approval of Duke which will not be unreasonably withheld. Notwithstanding the
                                       5
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    foregoing, Licensee may assign this Agreement to it's wholly owned subsidiaries or in connection with a business combination of the Licensee by or with a third party whether by merger, consolidation, sale of assets, or otherwise, without consent of Duke. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon the successors and assigns of the parties.

27. Exportation of Technical Information. This license agreement is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology and Licensee shall be responsible for adhering to all such laws and regulations.

28. Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the entire and exclusive agreement of the parties and supersedes all previous communications, representations, or agreements, either oral or written, between them. No representations or statements of any kind made by any representative of Duke which are not stated herein shall be binding on Duke.

29. All Amendments in Writing. Any modification or addition to any provision of this Agreement must be agreed to in writing by a duly authorized representative of each party.

30. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina.

WHEREFORE, the parties hereto have authorized their officers or representatives to execute this agreement as of the date and year first above written.


DUKE UNIVERSITY                                LICENSEE: Vital Images, Inc.

  By:/S/ ROBERT L. TABER                        By:/S/ ANDREW M. WEISS
           Robert L. Taber, Ph.D.                        Andrew Weiss
           Associate Vice Chancellor                     President
           Director, Office of Science
           and Technology

EXHIBIT A:  DICOM CLIENT LIBRARY

The Client DICOM Library consists of a group of routines available to application programmers. It provides the functions needed to manage receipt of certain classes of medical images across a TCP/IP network. The client library supports the ability to query and retrieve images and associated information (Query/Retrieve) from a DICOM server. It also provides a means of storing images from a remote server using the move functions, as well as basic DICOM print functions as outlined below. Only the basic DICOM features needed to provide the conformance as outlined below are included as licensed software.

The DICOM client library provides support for the following DICOM V3.0 SOP Classes as a SCP (due to the support of the C-GET service):

----------------------------------------------------- --------------------------
                   SOP Class Name                              SOP Class UID
----------------------------------------------------- --------------------------
Computed Radiography Image Storage SOP Class          1.2.840.10008.5.4.1.1.1
----------------------------------------------------- --------------------------
CT Image Storage SOP Class                            1.2.840.10008.5.4.1.1.2
----------------------------------------------------- --------------------------
MR Image Storage SOP Class                            1.2.840.10008.5.4.1.1.4
----------------------------------------------------- --------------------------
US Image Storage SOP Class                            1.2.840.10008.5.4.1.1.6
----------------------------------------------------- --------------------------
Secondary Capture Image Storage                       1.2.840.10008.5.4.1.1.7
----------------------------------------------------- --------------------------

The DICOM client library provides support for the following SOP Classes as a
SCU:

------------------------------------------------------------ ------------------------------
                      SOP Class Name                                 SOP Class UID
------------------------------------------------------------ ------------------------------
Patient Root Query/Retrieve Information Model - FIND         1.2.840.10008.5.1.4.1.2.2.1
------------------------------------------------------------ ------------------------------
Patient Root Query/Retrieve Information Model - GET          1.2.840.10008.5.1.4.1.2.2.3
------------------------------------------------------------ ------------------------------
Basic Grayscale Print Management Meta SOP Class              1.2.840.10008.5.1.19
------------------------------------------------------------ ------------------------------
Patient Root Query/Retrieve Information Model - MOVE         1.2.840.10008.5.1.4.1.2.2.2
------------------------------------------------------------ ------------------------------

The DICOM client library supports the following presentation contexts:


----------------------------------------------------------------------------------------------------------------------
                                             Presentation Context Table
--------------------------------------------------- ------------------------------------------- -------- -------------
                 Abstract Syntax                                 Transfer Syntax
--------------------------------------------------- -------------------------------------------            Extended
        Name                      UID                       Name                  UID            Role    Negotiation
--------------------- ----------------------------- --------------------- ---------------------  ------  -------------
Study Root            1.2.840.10008.5.1.4.1.2.2.1   DICOM Implicit VR     1.2.840.10008.1.2     SCU      None
FIND                                                Little Endian
--------------------- ----------------------------- --------------------- --------------------- -------- -------------
Study Root            1.2.840.10008.5.1.4.1.2.2.3   DICOM Implicit VR     1.2.840.10008.1.2     SCU      None
GET                                                 Little Endian
--------------------- ----------------------------- --------------------- --------------------- -------- -------------
Verification          1.2.840.10008.1.1             DICOM Implicit VR     1.2.840.10008.1.2     SCU      None
                                                    Little Endian
--------------------- ----------------------------- --------------------- --------------------- -------- -------------
CR Image              1.2.840.10008.5.1.4.1.1.1     DICOM Implicit VR     1.2.840.10008.1.2     SCP      See Note+
                                                    Little Endian
--------------------- ----------------------------- --------------------- --------------------- -------- -------------
CT Image              1.2.840.10008.5.1.4.1.1.2     DICOM Implicit VR     1.2.840.10008.1.2     SCP      See Note+
                                                    Little Endian
--------------------- ----------------------------- --------------------- --------------------- -------- -------------
MR Image              1.2.840.10008.5.1.4.1.1.4     DICOM Implicit VR     1.2.840.10008.1.2     SCP      See Note+
                                                    Little Endian
--------------------- ----------------------------- --------------------- --------------------- -------- -------------
US Image              1.2.840.10008.5.1.4.1.1.6     DICOM Implicit VR     1.2.840.10008.1.2     SCP      See Note+
                                                    Little Endican
--------------------- ----------------------------- --------------------- --------------------- -------- -------------
Secondary Capture     1.2.840.10008.5.1.4.1.1.7     DICOM Implicit VR     1.2.840.10008.1.2     SCP      See Note+
                                                    Little Endian
--------------------- ----------------------------- --------------------- --------------------- -------- -------------
Basic Grayscale       1.2.840.10008.5.1.19          DICOM Implicit VR     1.2.840.10008.1.2     SCU      None
Print Management                                    Little Endian
Meta SOP Class
--------------------- ----------------------------- --------------------- --------------------- -------- -------------

+Note: SCU/SCP Role Negotiation is required due to the support of the C-GET
       Service

                                       7